UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 13, 2008

Advance America, Cash Advance Centers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street
Spartanburg, South Carolina 29306

(Address of principal executive offices) (Zip Code)

(864) 342-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On February 13, 2008, Advance America, Cash Advance Centers, Inc. (the “Company”) entered into an Eighth Amendment to its Amended and Restated Credit Agreement dated as of July 16, 2004.  The Eighth Amendment allows the Company to repurchase up to an additional $50 million worth of its outstanding common stock.  The Eighth Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02.  Results of Operations and Financial Condition.

On February 13, 2008, the Company issued a press release announcing its earnings for the fourth quarter and fiscal year ended December 31, 2007.  The earnings release is attached hereto as Exhibit 99.1 to this current report.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.  Other Events.

On February 13, 2008, the Company’s Board of Directors (the “Board”) declared a regular quarterly cash dividend of $0.125 per share payable on March 7, 2008 to stockholders of record as of February 26, 2008.

Additionally, on February 13, 2008, the Company announced that its Board has approved an extension of the Company’s stock repurchase program to cover an additional $75 million worth of the Company’s currently outstanding common stock, subject to bank approval of an additional $25 million beyond the $50 million permitted by the Eighth Amendment discussed in Item 1.01 above.  During 2007 and to date in 2008, the Company has repurchased approximately 8.3 million shares for an aggregate price of approximately $70.6 million in connection with its repurchase plan.

The Board determined that the continuation and increase of the stock repurchase program will serve the best interests of the Company and its stockholders by returning capital to the Company’s stockholders and providing an attractive investment opportunity for the Company’s funds.

Share repurchases will be made from time to time and will be effected on the open market, in block trades, or in privately negotiated transactions, and in compliance with, when applicable, Rule 10b-18 and Regulation M under the Exchange Act, and other applicable laws.  The stock repurchase program does not require the Company to purchase any specific number of shares.  Any purchases under the stock repurchase program will depend on market conditions.  The Board may suspend or cancel the stock repurchase program at any time.

In connection with the increase in the stock repurchase program, the Company intends to establish a new prearranged repurchase plan (the “10b5-1 Plan”) that complies with the requirements of Rule 10b5-1 and Rule 10b-18 under the Exchange Act.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1	Eighth Amendment, dated February 13, 2008, of Advance America, Cash Advance Centers, Inc.
99.1	Press Release, dated February 13, 2008, of Advance America, Cash Advance Centers, Inc. announcing fourth quarter and fiscal year earnings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    February 13, 2008

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

By:	/s/ J. Patrick O’Shaughnessy
J. Patrick O’Shaughnessy
Chief Financial Officer and Executive Vice President

Exhibit Number	Description

10.1	Eighth Amendment, dated February 13, 2008, of Advance America, Cash Advance Centers, Inc.
99.1	Press Release, dated February 13, 2008, of Advance America, Cash Advance Centers, Inc. announcing fourth quarter and fiscal year earnings.